Exhibit 99.1
NanoString Technologies Releases Operating Results for Second Quarter of 2023
– Record Q2 Revenue of $44.2 Million, 37% Year on Year Growth and Above Upper End of Q2 Guidance Range –
- Retained More than $35 Million in CosMx Instrument Order Backlog at the End of Q2 -
SEATTLE - August 3, 2023 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the second quarter ended June 30, 2023.
“Strong growth in our spatial biology business and continued durability in our nCounter business helped us generate record revenue during the second quarter,” said Brad Gray, President and CEO of NanoString. “We expect to continue to benefit from substantial CosMx instrument order backlog through the back half of the year and into 2024, providing visibility into revenue growth and anticipated reductions in our working capital requirements, cash burn and operating loss.”
Second Quarter Financial Highlights
•Total revenue of $44.2 million
•Spatial biology revenue of $23.3 million
•nCounter® revenue, inclusive of all service and other revenue, of $20.9 million
•Cash, cash equivalents and short-term investments balance of $117.6 million as of June 30, 2023
Spatial Biology
•Accelerated CosMx shipments during Q2, resulting in Q2 spatial biology instrument revenue growth of 188% year-over-year
•Successfully defended substantial CosMx instrument order book, fulfilling or retaining approximately 97% of cumulative orders as of June 30, 2023
•Captured new orders for spatial biology instruments at a rate exceeding the Q1 pace, and retained more than $35 million in CosMx instrument order backlog as of June 30, 2023
•Recorded spatial biology consumables revenue growth of 44% year-over-year, and approximately $85,000 of annualized pull-through, driven by a steady GeoMx consumables pull-through over a larger installed base supplemented by growing shipments of CosMx consumables
•Partnered with Owkin and world-leading cancer research institutions and announced the launch of Multi Omic Spatial Atlas in Cancer (MOSAIC) at the American Society of Clinical Oncology’s annual meeting. MOSAIC is a project designed to revolutionize cancer research and unlock potential new breakthrough treatments through the use of spatial omics, which can leverage AI to help reveal the location and molecular activity of tumor and immune cells by providing a spatial atlas of cancer cells
•Partnered with Acrobat Genomics and the Illumina Accelerator to collaborate with Stanford Medicine to discover new drug targets for gene editing-based therapeutics using GeoMx Digital Spatial Profiler (DSP) technology
•Grew total spatial biology system installed base to approximately 445 systems, an increase of approximately 41% year-over-year
•Total peer-reviewed publications featuring our spatial biology platforms were approximately 280 as of June 30, 2023, representing an increase of approximately 150 publications in the last 12 months
nCounter
•Recorded nCounter consumables revenue growth of approximately 8% year-over-year and approximately $46,000 of annualized pull-through
•Total installed base of our nCounter platforms of approximately 1,135, an increase of approximately 5% year-over-year
•Total peer-reviewed publications featuring nCounter were approximately 7,075 as of June 30, 2023, representing an increase of approximately 1,275 publications in the last 12 months
Guidance
Management reiterated its full year guidance, which remains as follows:
•Total revenue of $175 to $185 million
◦Spatial biology revenue of $100 to $105 million
◦nCounter revenue, inclusive of all service and other revenue, of $75 to $80 million
•Adjusted EBITDA loss of $65 to $75 million
Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the tables at the end of this press release.

(dollars in thousands)	Three Months Ended June 30,
	GAAP		Non-GAAP
	2023	2022	2023	2022
Revenue	$44,157	$32,219	$44,157	$32,219
Cost of revenue	29,757	15,852	27,168	14,756
Gross margin	33%	51%	38%	54%
Research and development	18,214	17,346	14,428	14,474
Selling, general and administrative	39,076	36,112	29,260	30,224
Adjusted EBITDA	N / A	N / A	$(26,699)	$(27,235)

Non-operating expense, net	(778)	(2,148)	(778)	(2,148)
Net loss	$(43,668)	$(39,239)	$(27,477)	$(29,383)

	Six Months Ended June 30,
	GAAP		Non-GAAP
	2023	2022	2023	2022
Revenue	$79,962	$63,299	$79,962	$63,299
Cost of revenue	52,628	30,630	47,720	28,545
Gross margin	34%	52%	40%	55%
Research and development	34,332	34,763	27,083	29,430
Selling, general and administrative	76,442	72,467	59,022	59,621
Adjusted EBITDA	N / A	N / A	$(53,863)	$(54,297)

Non-operating expense, net	(1,466)	(4,178)	(1,466)	(4,178)
Net loss	$(84,906)	$(78,739)	$(55,329)	$(58,475)
Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at https://investors.nanostring.com/financials/quarterly-results/default.aspx, supplemental financial data that include our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the second quarter of 2023 and the six months ended June 30, 2023, and for each quarter of and the full year of 2022.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting https://conferencingportals.com/event/mNtwpnVU. Following registration, an email confirmation will be sent including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning August 3, 2023 at 7:30pm ET through midnight ET on August 17, 2023. To access the replay, dial (800) 770-2030 or (647) 362-9199 and reference Conference ID: 72369. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures, including Adjusted EBITDA, to corresponding GAAP measures is not available without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future, and we are also unable to predict the probable significance of such adjusted guidance measures. Accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for adjusted guidance measures provided in this press release. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies, a leader in spatial biology, offers an ecosystem of innovative discovery and translational research solutions, empowering our customers to map the universe of biology. The GeoMx® Digital Spatial Profiler is a flexible and consistent solution combining the power of whole tissue imaging with gene expression and protein data for spatial whole transcriptomics and proteomics. The CosMx™ Spatial Molecular Imager is a single-cell imaging platform powered by spatial multiomics enabling researchers to map single cells in their native environments to extract deep biological insights and novel discoveries from one experiment. The AtoMx™ Spatial Informatics Platform is a cloud-based informatics solution with advanced analytics and global collaboration capabilities, enabling powerful spatial biology insights anytime, anywhere. At the foundation of our research tools is our nCounter® Analysis System, which offers a secure way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, future operating results, future cash flows, the impact of new and potential products and technology, the growth trajectory of our nCounter, and spatial biology franchises, our estimated 2023 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, CosMx, AtoMx and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Instruments	$17,629	$9,538	$28,999	$18,641
Consumables	21,257	17,847	41,033	35,315
Services and other	5,271	4,834	9,930	9,343
Total revenue	44,157	32,219	79,962	63,299
Costs and expenses:
Cost of revenue	29,757	15,852	52,628	30,630
Research and development	18,214	17,346	34,332	34,763
Selling, general and administrative	39,076	36,112	76,442	72,467
Total costs and expenses (a) (b)	87,047	69,310	163,402	137,860
Loss from operations	(42,890)	(37,091)	(83,440)	(74,561)
Other income (expense):
Interest income	1,527	406	2,812	557
Interest expense	(1,889)	(1,880)	(3,780)	(3,763)
Other income expense, net	(211)	(490)	(218)	(707)
Total other expense, net	(573)	(1,964)	(1,186)	(3,913)
Net loss before provision for income taxes	(43,463)	(39,055)	(84,626)	(78,474)
Provision for income taxes	(205)	(184)	(280)	(265)
Net loss	$(43,668)	$(39,239)	$(84,906)	$(78,739)
Net loss per share, basic and diluted	$(0.92)	$(0.85)	$(1.80)	$(1.70)
Weighted average shares used in computing basic and diluted net loss per share	47,365	46,427	47,151	46,201

(a) Includes $8.4 million and $6.5 million of stock-based compensation expense for the three-month period ended June 30, 2023, and 2022, respectively, and $16.1 million and $14.1 million for the six months ended June 30, 2023, and 2022, respectively.

(b) Includes $3.9 million and $2.0 million of depreciation and amortization expense for the three-month period ended June 30, 2023 and 2022, respectively and $7.4 million and $3.5 million for the six months ended June 30, 2023, and 2022, and respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30,	December 31,
	2023	2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$114,305	$112,250
Restricted cash and equivalents	625	898
Short-term investments	3,297	84,282
Accounts receivable, net	42,982	31,506
Inventory, net	48,849	43,273
Prepaid expenses and other	11,387	14,565
Total current assets	221,445	286,774
Property and equipment, net	47,939	44,457
Operating lease right-of-use assets	15,458	17,581
Other assets	4,148	4,600
Total assets	$288,990	$353,412
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$20,868	$16,619
Accrued liabilities	8,649	7,884
Accrued compensation and other employee benefits	13,110	17,494
Customer deposits	2,079	1,757
Deferred revenue and other liabilities, current portion	12,287	9,588
Operating lease liabilities, current portion	5,440	5,518
Total current liabilities	62,433	58,860
Deferred revenue and other liabilities, net of current portion	4,836	3,754
Long-term debt, net	227,379	226,622
Operating lease liabilities, net of current portion	15,803	18,362
Total liabilities	310,451	307,598
Total stockholders’ equity (deficit)	(21,461)	45,814
Total liabilities and stockholders’ equity (deficit)	$288,990	$353,412

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of revenue, gross margin, research and development expense and selling, general and administrative expense and net loss. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude certain expenses related to cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for stock-based compensation expense, depreciation and amortization, net interest expense, net other expense, provision for income tax and other special items as determined by management, including certain expenses related to cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses.

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss - GAAP	$(43,668)	$(39,239)	$(84,906)	$(78,739)
Stock-based compensation	8,436	6,458	16,062	14,125
Depreciation and amortization	3,906	1,961	7,442	3,504
Interest expense, net	362	1,474	968	3,206
Other expense, net	211	490	218	707
Provision for income taxes	205	184	280	265
Other business development expense	—	44	—	393
Litigation expense	3,696	1,237	5,767	1,930
Cloud computing arrangement implementation expense	153	156	306	312
Adjusted EBITDA - non-GAAP	(26,699)	(27,235)	(53,863)	(54,297)
Non-operating expense, net	(778)	(2,148)	(1,466)	(4,178)
Net loss - non-GAAP	$(27,477)	$(29,383)	$(55,329)	$(58,475)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Cost of revenue	$29,757	$15,852	$52,628	$30,630
Stock-based compensation	(821)	(699)	(1,613)	(1,275)
Depreciation and amortization	(1,768)	(397)	(3,295)	(810)
Non-GAAP Cost of revenue	$27,168	$14,756	$47,720	$28,545

GAAP Gross margin	33%	51%	34%	52%
Non-GAAP Gross margin	38%	54%	40%	55%

GAAP Research and development	$18,214	$17,346	$34,332	$34,763
Stock-based compensation	(2,127)	(1,818)	(4,089)	(3,561)
Depreciation and amortization	(1,659)	(1,054)	(3,160)	(1,772)
Non-GAAP Research and development	$14,428	$14,474	$27,083	$29,430

GAAP Selling, general and administrative	$39,076	$36,112	$76,442	$72,467
Stock-based compensation	(5,488)	(3,941)	(10,360)	(9,289)
Depreciation and amortization	(479)	(510)	(987)	(922)
Other business development activities	—	(44)	—	(393)
Litigation expense	(3,696)	(1,237)	(5,767)	(1,930)
Cloud computing arrangements implementation expense	(153)	(156)	(306)	(312)
Non-GAAP Selling, general and administrative	$29,260	$30,224	$59,022	$59,621